Exhibit 10.7

GROSS LEASE
w/ BASE YEAR
EXPENSE STOP

OFFICE LEASE

for

ICOP Digital, Inc.

Suite 260

11011 King Street
Overland Park
Kansas  66210

OFFICE LEASE

THIS LEASE AGREEMENT (this “Lease”) is made and entered into to be effective as of June 4, 2003, by and between Lessor and Lessee (as defined herein), who agree that, in consideration of the obligations of Lessee to pay rent as herein provided, Lessor hereby leases the Premises (as defined herein) to Lessee and Lessee hereby leases the Premises from Lessor, subject to all of the terms, covenants and conditions hereof, as follows:

ARTICLE 1 - DEFINED TERMS AND GENERAL CONDITIONS

Section 1.1                                   Defined Terms.  The terms listed below (“Defined Terms”) shall have the following meanings throughout this Lease:

(a)	Lessor:	King Street Properties, L.L.C., a Kansas limited liability company, as owner/agent

(b)	Lessee:	ICOP Digital, Inc., a Nevada corporation

(c)	Building:	The two story office building with an address of: 11011 King Street, Overland Park, Kansas 66210

(d)	Premises:	The space identified as the Premises on Exhibit ”A,” located on the 2nd floor of the Building, to be commonly known as Suite 260

(e)	Property:	The Building and all grounds, parking lots, and common areas owned by Lessor and associated therewith, and the land on which they are situated.

(f)	Rentable Area of the Premises (approx.):	3,109 rentable s/f.

(g)	Rentable Area of the Building (approx.):	23,360 rentable s/f.

(h)	Lessee’s Pro Rata Share:	13.3%.

(i)                           Term:                            A period of forty-three (43) months, beginning on the Commencement Date and ending on the Expiration Date (see Article 2).

(j)	Date of Lease:	June 4, 2003

(k)	Commencement Date:	June 1, 2003 (see Section 2.2).

(1)	Expiration Date:	December 31, 2006.

(m)	Base Rent (see also Articles 3 and 4):	Monthly
		Base Rent
	June 1, 2003 through June 30, 2003:	$5,250.04
	July 1, 2003 through December 31 2006:	$4,663.50
	(first month’s rent to be paid upon execution of Lease)

(n)	Base Year Expense Stop for Operating Expenses and Taxes: 2003 (see Section 4.2).

(o)	Security Deposit	$-0- n/a.

(p)	Permitted Use:	general business offices (see Article 6).

(q)	Lessee’s Address for Notices:	at the Premises

(r)	Lessor’s Address for Notices:	King Street Properties, L.L.C.	with a copy to:
		c/o Kessinger/Hunter & Co.	King Street Properties
		2600 Grand Ave., 7th Floor	c/o The Denzer Group
		Kansas City, MO 64108	13110 Beverly
Overland Park, KS 66209

(s)	Lessor’s Address For Payment of Rent:	King Street Properties, L.L.C.
c/o Kessinger/Hunter & Co.
2600 Grand Ave., 7th Floor
Kansas City, MO 64108

(t)	Brokers:	Kessinger/Hunter & Co.

(u)	Lessor’s Remodeling Allowance:	$10,000.00 (see Exhibit “C”).

(v)	Normal Hours:	Monday through Friday, from 8:00 a.m. to 6:00 p.m., and on Saturday from 8:00 a.m. to 12:00 noon, excepting state and/or federal holidays.

ARTICLE 2 - COMMENCEMENT DATE

Section 2.1                                   Delivery of Premises.  Lessee is currently in possession of the Premises and accepts the “as is” “where is” condition and configuration of the Premises.

Section 2.2                                   Commencement Date.  The Term of this Lease shall be deemed to have commenced on the scheduled Commencement Date and Lessor and Lessee shall confirm the Commencement Date by signing a Memorandum of Commencement Date in the form of the attached Exhibit “B.”

Section 2.3                                   Quiet Enjoyment.  Lessor covenants and agrees that Lessee, upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without interference from Lessor subject to the terms and provisions of this Lease.

ARTICLE 3 – RENT

Section 3.1                                   Base Rent.  Lessee shall pay the Base Rent as computed and adjusted from time to time, in advance, on or before the first day of each calendar month.  In addition to the payment of Base Rent, Lessee shall also pay its Pro Rata Share of any Excess Operating Expenses and Taxes computed pursuant to Section 4.2 of this Lease.

Section 3.2                                   Special Charges for Special Services.  Lessee agrees to pay to Lessor all charges for any services, utilities, goods or materials furnished by Lessor at Lessee’s request which are not required to be furnished by Lessor under this Lease without separate charge or reimbursement (payment to be made within ten (10) days of receipt of invoice).

Section 3.3                                   Definition of Rent.  All payments of Base Rent, and Lessee’s prorata share of Excess Operating Expenses and Taxes, charges for Additional Services, and all other fees, charges, costs, expenses, and interest which are attributable to, payable by, or the responsibility of Lessee under this Lease, constitute “rent” (collectively, “Rent”).  Any Rent payable to Lessor by Lessee for any fractional month shall be prorated based on a thirty (30) day month.  All payments owed by Lessee under this Lease shall be paid to Lessor in lawful money of the United States of America at the Lessor’s Address for Payment of Rent set forth in Section 1.1, or such other address as Lessor notifies Lessee in writing from time to time.  All payments due from Lessee shall be paid without demand, deduction, offset or counterclaim.

Section 3.4                                   Late Charge.  Lessor and Lessee agree that if Lessor does not receive a payment of Rent within five (5) days after the date that such payment is due, Lessee shall pay to Lessor a late charge equal to the greater of four percent (4%) of the delinquent amount, or $50.00.  Further, all portions of Rent not paid within thirty (30) days following its due date and all late charges associated therewith shall bear interest at the rate of 10% per annum (the “Interest Rate”), beginning on the due date and continuing until such Rent, late charges and interest are paid in full.  Acceptance of any late charge and/or interest by Lessor shall not cure or waive Lessee’s default, nor prevent Lessor from exercising, before or after such acceptance, any and all of the rights and remedies of Lessor for a default provided by this Lease or at law or in equity.  Payment of the late charge and/or interest is not an alternative means of performance of Lessee’s obligation to pay Rent when due.

ARTICLE 4 - ADJUSTMENTS TO RENT

Section 4.1                                   Base Rent Increase.  Base Rent shall be fixed during the initial Term in accordance with the Base Rent Schedule set forth in Section 1.1.  Base Rent shall be increased periodically during the Extension Term (if applicable) in accordance with the provisions of Rider “1”.

Section 4.2                                   Operating Expense and Tax Adjustments.  Throughout the Term of this Lease and any extension or renewal thereof, Lessee shall pay, as additional rent, Lessee’s Pro Rata Share of any increase in Lessor’s Operating Expenses and Taxes (as hereinafter defined) for the Building, over and above the Expense Stop amount for such Operating Expenses and Taxes (“Excess Operating Expenses and Taxes”), all computed as follows:

(a)                                  Lessor may reasonably estimate in advance the amounts Lessee shall owe for Excess Operating Expenses and Taxes for any full or partial year of the Term.  In such event, Lessee shall pay such estimated amounts, on a monthly basis, together with Lessee’s payment of Base Rent.

(b)                                 Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Lessor shall provide a statement (the “Statement”) to Lessee showing: (i) the amount of actual Operating Expenses and Taxes for such prior calendar year, (ii) any amount paid by Lessee toward Excess Operating Expenses and Taxes during such calendar year on an estimated basis, and (iii) any revised estimate of Lessee’s obligations for Excess Operating Expenses and Taxes for the current calendar year.  If the Statement shows that Lessee’s estimated payments were less than Lessee’s actual obligations for such year, Lessee shall pay the difference, whether or not the Term has expired or terminated (provided that Lessor provides the final statement within one year of any such expiration or termination).  If the Statement shows an increase in Lessee’s estimated payments for the current calendar year, Lessee shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent.  Lessee shall make such payments within thirty (30) days after Lessee receives the Statement, and shall commence making the increased payment with the next Rent payment due.  If the Statement shows that Lessee’s estimated payments exceeded Lessee’s actual obligations, Lessee shall receive a credit of such difference against payment by Lessee of the next installment of Rent to be paid by Lessee after Lessee receives said statement from Lessor.  If the Term shall have expired and no further payments by Lessee shall be due, Lessee shall receive a refund of such difference within thirty (30) days after Lessor sends the Statement, provided Lessee is not then in default of this Lease.

(c)                                  So long as Lessee’s obligations hereunder are not materially adversely affected, Lessor reserves the right to reasonably change, from time to time, the manner or timing of billing the foregoing payments.  No delay by Lessor in providing the Statement (or separate Statements) shall be deemed a default by Lessor or a waiver of Lessor’s right to require payment of Lessee’s obligations for actual or estimated Excess Operating Expenses or Taxes, except as set forth in the preceding subsection.

(d)                                 If the Term commences other than on the 1st day of January, or ends other than on the 31st day of December, Lessee’s obligations to pay estimated and actual amounts for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term.  Such proration shall be made by multiplying the total estimated or actual amount (as the case may be) for such calendar year by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

Section 4.3                                   Operating Expenses and Taxes Defined.  “Operating Expenses” are defined to be the sum of all reasonable costs, expenses, and disbursements, of every kind and nature whatsoever, incurred by Lessor in connection with the management, use, maintenance, operation, administration and repair of all or any portion of the Building and such portion of the Property supporting the Building, and all areas appurtenant thereto which provide access to or otherwise benefit the Property, including, but not limited to: (a) All utility costs not otherwise charged directly to Lessee or any other tenant of the Property; (b) All wages and benefits and costs of employees or independent contractors engaged in the operation, supervision, maintenance and security of the Property (which shall be prorated with respect to employees that perform services for other buildings or properties); (c) All expenses for janitorial, maintenance, landscape, license fees, security and safety services; (d) All repairs to and physical maintenance of the Property; (e) The annual amortization of costs, if any, incurred by Lessor for any capital improvements installed or paid for by Lessor and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority; (f) The annual amortization of costs, if any, of any equipment, device or capital improvement purchased or incurred as a labor-saving measure, to reduce utility consumption, or to effect other economies in the operation or maintenance of the Property (provided the annual amortized cost does not exceed the actual cost savings realized and such savings do not redound primarily to the benefit of any particular tenant); (g) The annual amortization of reasonable costs, if any, for recurring and routine maintenance, repair and replacements of the common areas of the Building (e.g., painting of the common areas, replacement of common area wall and/or floor coverings, resurfacing of parking areas, etc.); and (h) Reasonable management fees (not exceeding 4% of Rents received), accounting fees and insurance.  The annual amortization of costs as required above shall be determined by Lessor in its reasonable judgement.  Operating Expenses shall not include Taxes.  “Taxes” shall include all taxes, assessments, levies, and governmental charges levied or assessed on, imposed upon or attributable to the Property (collectively, “Taxes”).  Operating Expenses and Taxes shall be computed according to the cash or the accrual basis of accounting, as Lessor may elect, to maintain consistency from year to year, in accordance with generally accepted accounting principles, consistently applied.

Section 4.4                                   Exclusions From Operating Expenses.  Operating Expenses shall not include the following: (a) the cost of any work performed (such as preparing a tenant’s space for occupancy, including painting and decorating) or services provided (such as separately metered electricity) for any tenant (including Lessee) at such tenant’s cost, or provided by Lessor without charge as an inducement to lease (such as free rent or improvement allowances); (b) salaries of Lessor’s officers and partners and its headquarters staff; (c) the cost of any work performed or service provided for any tenant of the Building (other than Lessee) to a materially greater extent or in a materially more favorable manner than that furnished generally to the other tenants and occupants (such as electricity and cleaning services provided to retail tenants); (d) the cost of any items for which Lessor is reimbursed by insurance proceeds, condemnation awards, a tenant of the Building, or otherwise; (e) the cost of any material expansions of or improvements to the Building or the Property, or Operating Expenses generated by such expansions constructed after the Commencement Date; (f) the cost of any additions, changes, or replacements which under generally accepted accounting principles are properly classified as capital expenditures, except to the extent provided clauses (e) through (g) in Section 4.3 above; (g) the cost of any repair made in response to any insured fire or casualty damage (except for the amount of the “deductible” under Lessor’s property insurance) or any condemnation; (h) insurance premiums to the extent any tenant causes an increase in the Lessor’s existing insurance premiums and/or requires Lessor to purchase additional insurance not typically carried by comparable building owners to the Lessor; (i) interest and principal payments on any debt, depreciation, and rental under any ground lease or other underlying lease; (j) any real estate brokerage commissions or other cost incurred in procuring tenants, or any fee in lieu of commission; (k) any architectural fees for tenant space; (l) any costs representing an amount paid to an entity related to or affiliated with Lessor to the extent in excess of the amount which would have been paid in the absence of such a relationship; (m) any expenses for repairs or maintenance which are reimbursed under warranties, guaranties or service contracts (excluding any mandatory deductibles); (n) legal and related expenses arising out of the construction, sale or financing of the Building, or the enforcement of the provisions of any tenant’s lease; (o) insurance premiums to the extent of any refunds thereof; (p) home office accounting fee allocations; (q) costs with respect to a sale, financing or refinancing; (r) bad debt loss, rent loss or reserves for bad debt loss or rent loss (but not the premiums for rent loss insurance); (s) costs associated with the operation of the business entity of Lessor, including partnership audit, business entity accounting, and business entity legal matters; (t) fines and penalties associated with Lessor making late payments or violating Governmental Requirements; (u) costs of artwork which exceed usual and customary standards for comparably situated commercial office buildings.

Section 4.5                                   Review of Operating Expenses.  The determination of Operating Expenses and Taxes and allocations of Excess Operating Expenses and Taxes to Lessee shall be made in good faith by Lessor and, absent clerical error, shall be binding on Lessee; provided, however, Lessee shall have a period of sixty (60) days following receipt of each Statement (regardless of any expiration or termination of the Lease), within which to review, inspect and copy, at Lessor’s office during normal business hours, Lessor’s books and records concerning such charges for the preceding calendar year period in question.  If Lessee shall not have availed itself of such inspection, Lessee shall be deemed to have accepted as final and determinative the amounts shown on the Statement.  In the event that Lessee’s review reflects a discrepancy, and Lessor does not provide evidence to the contrary, an adjustment shall immediately be made to correct the discrepancy.

ARTICLE 5 - SECURITY DEPOSIT

n/a - Intentionally deleted

ARTICLE 6 - USE

Lessee shall only use and occupy the Premises for the Permitted Use described in Section 1.1; provided, however, with the prior written consent of Lessor (which consent will not be unreasonably withheld or delayed), the Permitted Use may be expanded to include other uses which are compatible with a general office use.  Lessee agrees, subject to Lessor’s obligation to provide basic janitorial services, to maintain the Premises in a clean, orderly and healthful condition and to comply with all laws, ordinances, rules and regulations (“Governmental Requirements”) pertaining to Lessee’s occupancy and use of the Premises.  Lessee shall not do or permit to be done in or about the Property nor bring, keep or permit to be brought or kept therein, anything which is prohibited by the attached Exhibit ”E” or by any standard form fire insurance policy or which will in any way increase the existing rate of, or affect, any fire or other insurance upon the Building or its contents, or which will cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress which the floor or other portion of the Premises is designed to bear.  Lessee, at Lessee’s sole cost, shall comply with all laws affecting the Premises, and with the requirements of any Board of Fire

Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any laws which affect the condition, use or occupancy of the Premises.  Lessor shall not be liable to Lessee for any other occupant’s or tenant’s failure to conduct itself in accordance with the provisions of this Article 6, and Lessee shall not be released or excused from the performance of any of its obligations due to any such failure.  As an element of Operating Expenses, Lessor shall comply with all Governmental Requirements pertaining to the Building and the common areas of the Building and the Property.

ARTICLE 7 - ALTERATIONS AND ADDITIONS

Section 7.1                                   Lessee’s Rights To Make Alterations.  Lessee, at its sole cost and expense, shall have the right upon receipt of Lessor’s consent, which consent shall not be unreasonably withheld or delayed, to make alterations, additions or improvements to the Premises if such alterations, additions or improvements (a) are made in accordance with this Article 7, (b) are normal or appropriate for the Permitted Use set forth in Section 1.1, (c) do not materially adversely affect the utility or value of the Premises or the Building for future tenants, (d) do not alter the exterior appearance of the Building, (e) are not of a structural nature, (f) do not require excessive removal expenses and (f) are not otherwise prohibited under this Lease (collectively, “Alterations”), except that Lessee may bond the cost of removal of Alterations (and necessary restoration or repairs) that would otherwise be prohibited under clauses (c) and (f) of this Section.  All such Alterations shall be made in conformity with the requirements of Section 7.2 below.  Once the Alterations have been completed, such Alterations shall thereafter be treated as Tenant Improvements.

Section 7.2                                   Lessee’s Installation of Alterations.  Any Alterations installed by Lessee during the Term shall be done in strict compliance with all of the following: (a) No such work shall proceed without Lessor’s prior written consent (which shall not be unreasonably withheld or delayed) and Lessor’s approval of (i) Lessee’s contractor(s); (ii) certificates of insurance from a company or companies approved by Lessor, furnished to Lessor by Lessee’s contractor(s), for combined single limit bodily injury and property damage insurance covering comprehensive general liability, in an amount not less than One Million Dollars ($1,000,000) per person and per occurrence and endorsed to show Lessor as an additional insured, and for workers’ compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Lessee’s contractor may have against Lessor, Lessor’s agents, employees, contractors and other tenants of the Property (provided, however, nothing in this Section 7.2(a) shall release Lessee of its other insurance obligations hereunder); and (iii) detailed plans and specifications for such work; (b) All such work shall be done in a first-class workmanlike manner and in conformity with a valid building permit and all other permits and licenses when and where required, copies of which shall be furnished to Lessor before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Lessor, shall be promptly replaced and corrected at Lessee’s expense (Lessor’s approval or consent to any such work shall not impose any liability upon Lessor); and (c) Lessee shall at all times keep the Premises, the Building and the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Lessee.  Lessee agrees to indemnify, defend and hold Lessor harmless from and against any and all claims for mechanics’, materialmen’s or other liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Lessee.  Lessor reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Lessor.

Section 7.3                                   Disposition of Tenant Improvements at End of Lease.  All Alterations and Tenant Improvements made by or for Lessee (except for installation of Lessee purchased trade fixtures), shall be deemed to be part of the Premises and shall be surrendered to Lessor in good condition (ordinary wear and tear and damage by casualty excepted), upon expiration of the Term or earlier termination of this Lease, without compensation to Lessee.  Upon expiration of the Term or earlier termination of this Lease, Lessee shall completely remove all of Lessee’s personal property, including moveable furniture, trade fixtures, data cabling and equipment, all without damage to the Building or the Premises; provided, however, that Lessee shall promptly repair all damage caused by such removal.  Any of Lessee’s personal property not so removed by the Lease Expiration Date shall (unless otherwise consented to by Lessor), at the option of Lessor, automatically become the property of Lessor, who may retain said personal property, without liability to Lessor, or shall be removed and disposed of by Lessor, at Lessee’s cost and without further liability to Lessor.

Section 7.4                                   Lessee’s Maintenance of Premises.  Lessee shall, at Lessee’s sole cost and expense, keep the Premises in good and sanitary condition and repair at all times during the Term, ordinary wear and tear and damage by casualty excepted.  All damage, injury or breakage to any part or portion of the Premises, and all damage, injury or breakage to any portion of the Property caused by the willful or negligent act or omission of Lessee or Lessee’s agents, employees, contractors, visitors or invitees (collectively, “Lessee’s Employees”), shall be promptly repaired or replaced by Lessee, at Lessee’s sole cost and expense, to the reasonable satisfaction of Lessor; provided, however, that Lessee shall be entitled to receive reimbursement to the extent that the cost of any such repair or replacement is received by Lessor from insurance maintained by Lessor as part of Operating Expenses.  Lessor may make any repairs or replacements which are not made by Lessee within a reasonable amount of time (except in the case of emergency when such repairs or replacements can be made immediately), and charge Lessee for the cost of such repairs and replacements.  Notwithstanding the foregoing, Lessor shall remain responsible to maintain, as a part of the Operating Expenses, mechanical, HVAC, electrical and plumbing systems in and common areas of the Building, in accordance with other provisions of this Lease.  Lessee shall be solely responsible for the design and function of all of Lessee’s improvements whether or not installed by Lessor at Lessee’s request.

Section 7.5                                   Personal Property Taxes and Governmental Assessments.  Lessee shall pay, prior to delinquency, all personal property taxes, charges, duties and government fees, charges and/or assessments (collectively, “Assessments”) assessed against or levied on Lessee’s occupancy, or on trade fixtures, furnishings, equipment or other personal property contained in the Premises (collectively, “Personal Property”).  Lessee shall cause such Assessments upon its Personal Property to be billed separately from Lessor’s property and shall indemnify, defend and hold Lessor harmless from and against the payment of all such Assessments.

ARTICLE 8 - BUILDING SERVICES- LESSOR’S REPAIRS

Section 8.1                                   Standard Building Services.  So long as no Event of Default by Lessee exists under this Lease, Lessor shall furnish the Premises with standard building services and utilities as set forth in the attached Exhibit “D.”

Section 8.2                                   Additional Services.  Lessee agrees to pay all reasonable charges imposed by the Lessor from time to time for all building services and utilities supplied to or used by Lessee in excess of or in addition to those standard building services and utilities which Lessor agrees to provide to Lessee in accordance with Exhibit ”D” (said excess and additional building services and utilities are referred to as “Additional Services”), which sums shall be paid by Lessee within ten (10) days of receipt of invoice therefor.  Lessor may at any time cause a switch and/or metering system to be installed at Lessee’s expense to measure the amount of Additional Services consumed by Lessee or used in the Premises.  Lessee agrees to pay Lessor for all such Additional Services as shown by said meters, at the rates charged for such services by the utility furnishing the same, if applicable.

Section 8.3                                   Interruption of Services.  Services may be temporarily interrupted for (a) any accident, emergency, governmental regulation, Act of God or other cause beyond Lessor’s reasonable control; or (b) the making of any repairs, replacements, additions, alterations or improvements to the Premises or the Property until said repairs, additions, alterations or improvements shall have been completed.  No such interruption, reduction or cessation of any such building services or utilities shall constitute an eviction or disturbance of Lessee’s use or possession of the Premises or Property, or an ejection or eviction of Lessee from the Premises, or a breach by Lessor of any of its obligations, or entitle Lessee to be relieved from any of its obligations under this Lease.  In the event of any such interruption, reduction or cessation, Lessor shall use reasonable diligence to restore such service as soon as possible where it is within Lessor’s reasonable control to do so.  Notwithstanding the foregoing, in the event that any service necessary for occupancy of the Premises by Lessee is interrupted or unavailable for a period of ten (10) business days, Lessee shall thereafter be entitled to an equitable abatement of Rent with respect to that portion of the Premises rendered untenantable and not used by Lessee, commencing at the end of such ten (10) day period and continuing until the applicable service is restored.

Section 8.4                                   Lessor’s Repairs.  So long as no Event of Default (as herein defined) by Lessee has occurred, and remains uncured, Lessor shall maintain the mechanical, HVAC, electrical, and plumbing systems serving the Premises, and the structural elements and the public and common areas of the Building and the Property, as same may exist from time to time, in a manner consistent with comparable office buildings in relevant proximity to the Property, except for non-insured damage or wear and tear which is the result of a negligent or willful act or omission of Lessee or Lessee’s Employees.  Lessor shall have no obligation to make repairs under this Article until a reasonable time after receipt of written notice of the need for such repairs.  In no event shall any payments owed by Lessee under this Lease be abated on account of Lessor’s failure to make repairs under this Article, except as may be specifically provided in Section 8.3 above.  Lessor and Lessor’s employees shall have the right to enter the Premises at reasonable times to make any alterations, additions, improvements, repairs or replacements to the

Premises or the Property which Lessor may reasonably deem necessary or desirable.  Lessor shall give reasonable notice to Lessee of Lessor’s intent to enter the Premises, except, however, in an emergency situation, in which case no prior notice shall be required.  In addition, Lessor shall endeavor to minimize disturbance to or interference with Lessee or Lessee’s business.

ARTICLE 9 - ASSIGNMENT AND SUBLETTING

Section 9.1                                   Right to Assign and Sublease.  Lessee may assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, only after first obtaining Lessor’s prior written consent, and only if (a) Lessee is not then in default of this Lease, (b) such assignment or sublease does not conflict with or result in a breach of the Permitted Use of the Premises, and (c) such proposed assignee or sublessee of Lessee’s proposed assignment or sublease is reasonably acceptable to Lessor (i.e., is comparable in quality, financial standing and business reputation to Lessee and whose business operations are compatible with the business operations of the then tenants in the Building).  Any assignment, encumbrance or sublease without Lessor’s prior written consent shall be voidable, at Lessor’s election, and shall constitute a default by Lessee.  No consent to an assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Article.  As a condition for obtaining Lessor’s consent to any assignment, encumbrance or sublease, Lessee shall reimburse Lessor’s processing costs and attorneys’ fees incurred in determining whether to give such consent and/or in the preparation and review of documents required therewith.  Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Lessee under this Lease and for compliance with all obligations under the terms, provisions and covenants of this Lease to be performed by Lessee.

Section 9.2                                   Affiliated Companies/Restructuring of Business Organization.  Occupancy of all or part of the Premises by a parent or wholly owned subsidiary company of Lessee or by a wholly owned subsidiary company of Lessee’s parent company (collectively, “affiliated companies”) shall not be deemed an assignment or subletting provided that any such affiliated companies were not formed as a subterfuge to avoid the obligations of this Article, and such entity fully assumes the obligations of Lessee herein.  If Lessee is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest, or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25%) of the total outstanding shares, partnership interests or ownership interests of such entity or which effects a change in the management or control of Lessee, or the dissolution, merger, consolidation, or other reorganization of such entity, or the sale, assignment, transfer or hypothecation of more than forty percent (40%) of the value of the assets of such entity, shall be deemed an assignment subject to the provisions of this Article.

Section 9.3                                   Surrender of Lease.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation of this Lease, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of Lessee’s interest in any or all such subleases or subtenancies.

ARTICLE 10 - SUBSTITUTED PREMISES

Lessor shall have the right to relocate the Premises to be occupied by Lessee to another part of the Building or the Property on the following terms and conditions: (a) The new premises shall be substantially the same in size, configuration, decor, and quality as the Premises described in this Lease, and shall be placed in that condition by Lessor at its cost; (b) The physical relocation of the Premises shall be accomplished by Lessor at its cost; (c) Lessor shall give Lessee at least sixty (60) days’ notice of Lessor’s intention to relocate the Premises; (d) The physical relocation of the Premises shall take place on a weekend, if practicable, and shall be accomplished as quickly as reasonably practicable; (e) All reasonable actual out-of-pocket costs incurred by Lessee as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising, and other such items, but excluding any lost revenues or any intangible costs, shall be paid by Lessor; provided, however, that the aggregate amount of such out-of-pocket costs paid by Lessor shall not exceed Five Hundred Dollars ($500.00); (f) If the relocated premises are smaller than the Premises as it existed before the relocation, Base Rent (and Lessee’s Pro Rata share) shall be appropriately reduced to a sum computed by multiplying the Base Rent specified in Article 3 by a fraction, the numerator of which shall be the total number of square feet in the relocated premises, and the denominator of which shall be the total number of square feet in the Premises before relocation; and (g) The parties shall immediately execute an amendment to this Lease stating the relocation of the Premises and the adjustment of Base Rent, if any.

ARTICLE 11 -INDEMNIFICATION; INSURANCE

Section 11.1                            Indemnification.  Subject to the Assumption of Risk and Allocation of Insured Risks/Subrogation Sections of this Lease, Lessee shall defend, indemnify, and hold Lessor and Lessor’s agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees {collectively, “Lessor’s Employees”) harmless from and against any and all claims, loss, cost, damage, liability or expense (including reasonable attorneys fees), arising out of or in connection with Lessee’s use of the Premises or the Property, the conduct of Lessee’s business, any activity, work or things done, permitted or allowed by Lessee in or about the Premises or the Property, Lessee’s or Lessee’s Employees’ nonobservance or nonperformance of any statute, ordinance, rule, regulation, or other Law, or any negligence or willful act or failure to act of Lessee or Lessee’s Employees.

Section 11.2                            Lessee’s Insurance.  Lessee shall have the following insurance obligations:

(a)                                  Liability Insurance.  Lessee shall obtain and keep in full force a policy of comprehensive general liability and property damage insurance (including automobile, personal injury, broad form contractual liability and broad form property damage) under which Lessee is named as the insured and Lessor and Lessor’s managing agent are named as additional insureds and under which the insurer agrees to indemnify, defend and hold Lessor and its managing agent harmless from and against any and all costs, expenses and liabilities arising out of or based upon the indemnification obligations of this Lease.  The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than One Million Dollars

($1,000.000.00).  The policy shall contain a cross liability endorsement and shall be primary coverage for Lessee and Lessor for any liability arising out of Lessee’s and Lessee’s Employees’ use, occupancy, maintenance, repair and replacement of the Premises and all areas appurtenant thereto.  Such insurance shall provide that it is primary insurance and not “excess over” or contributory with any other valid, existing and applicable insurance in force for or on behalf of Lessor.  The policy shall not eliminate cross-liability and shall contain a severability of interest clause.  (b) Lessee’s Property Insurance.  Lessee at its cost shall maintain on all of its Personal Property and Lessee’s Improvements and Alterations, in, on, or about the Premises, a policy of standard fire and extended coverage insurance, with theft, vandalism and malicious mischief endorsements, to the extent of at least full replacement value without any deduction for depreciation.  The proceeds from any such policy shall be used by Lessee for the repair, replacement and restoration of such Personal Property, Lessee Improvements and Alterations.  (c) Worker’s Compensation.  Lessee shall maintain Worker’s Compensation and Employer’s Liability insurance as required by law.  (d) Business Interruption.  Lessee shall maintain loss of income and business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

A certificate of the policy(ies) shall be deposited with Lessor at least ten (10) days prior to the date which Lessor estimates the Commencement Date will occur provided that Lessee is given written notice of such estimated Commencement Date (but in no event shall Lessee be obligated to deposit such policy or certificate with Lessor sooner than five (5) days following such written notice from Lessor), and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.  The insurance obligations of Lessee hereunder and/or the limits on such insurance as described herein shall in no event waive, release or discharge Lessee of any or all other obligations and liabilities of Lessee contained in this Lease or otherwise.  All the insurance required under this Lease shall: (i) Be issued by insurance companies authorized to do business in the State of Kansas, with a reasonably acceptable financial rating; (ii) Be issued as a primary policy; and (iii) Contain an endorsement requiring thirty (30) days’ written notice from the insurance company to both parties and to Lessor’s lender before cancellation or change in the coverage, scope, or amount of any policy.

Section 11.3                            Lessor’s Insurance.  As an element of Operating Expenses, Lessor shall maintain commercially reasonable levels of insurance, as determined in Lessors sole discretion, with the following minimum types and levels of coverage: (a) Commercial General Liability Insurance.  The limits of liability of such insurance shall be an amount not less than One Million Dollars ($1,000,000.00) per occurrence, Bodily Injury including death and One Million Dollars ($1,000,000.00) per occurrence, Property Damage Liability or Two Million Dollars ($2,000,000.00) combined single limit for Bodily Injury and Property Damage Liability; (b) Property Insurance.  Property insurance on the Building, insuring no less than ninety percent (90%) of the full replacement value thereof.  The policy shall not include a deductible in excess of Ten Thousand Dollars ($10,000.00), and shall include, but not be limited to, fire and extended coverage perils.

Section 11.4                            Blanket Insurance.  Notwithstanding anything to the contrary contained herein, any insurance policies required to be carried under this Lease may be effected by a blanket policy or policies of insurance, provided, however, that the total amount of insurance available with respect to the insurance obligations under this Lease shall be at least the equivalent of separate policies in the amounts required under this Lease during the Term of the Lease, and provided further, that in all respects, any such blanket policy or policies shall comply with the provisions of this Article XI, where applicable.

Section 11.5                            Assumption of Risk.  Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to Lessee’s Personal Property, tenant improvements and Alterations, from any cause, or injury to persons in, upon or about the Premises, from any cause (except for damage or injury caused by the gross negligence or willful misconduct of Lessor or Lessor’s Employees) and Lessee hereby waives all such claims against Lessor (except for damage or injury caused by the gross negligence or willful misconduct of Lessor or Lessor’s Employees).  Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Building.  Further, and with the exception of Lessor’s gross negligence or willful misconduct, Lessor and Lessor’s Employees shall have no liability to Lessee or any of Lessee’s Employees for any damage, loss, cost or expense incurred or suffered by any of them (including any damage to Lessee’s business), and Lessee hereby waives any claim with respect to Lessor’s and Lessor’s Employees’ acts or omissions hereunder, including, without limitation, any claims relating to maintenance, repair, restoration and/or replacement of the Premises, the Building or the Property, and/or exercise of any other right reserved by or granted herein to Lessor.

Section 11.6                            Allocation of Insured Risks/Subrogation.  Lessor and Lessee release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Building, or to the other’s Property in, on or about the Premises and the Building, that are caused by or result from risks or perils insured against under any insurance policies carried by or required to be carried by Lessor and/or Lessee under this Lease.  Lessor and Lessee shall use reasonable efforts to cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by such policy.  Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the other types of risks commonly insured against under any insurance policy required by this Lease.  For the purposes hereof, any insurance deductible and/or level of self insurance shall be deemed to be full insurance.

ARTICLE 12 - DAMAGE OR DESTRUCTION

If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is totally or partially damaged or destroyed from a fire or other casualty, which damage renders the Premises or any material portion thereof inaccessible or unusable to Lessee in the ordinary course of its business, Lessor may elect, at its sole option, either to (a) terminate this Lease as of the date of such fire or other casualty, by written notice to Lessee within sixty (60) days after notice to Lessor of the occurrence of such damage or destruction (provided that Lessor may not terminate or attempt to terminate the Lease as a subterfuge to remove Lessee from the Premises for reasons other than an Event of Default by Lessee); or (b) without termination of this Lease, advise Lessee in writing within sixty (60) days of the casualty of Lessor’s intent to repair, and then proceed with due diligence to repair or restore such damage or destruction within one hundred eighty (180) days thereafter.  If Lessor cannot or does not complete the repair and restoration within such period, or fails to give Lessee written notice of its intention to proceed under clause (a) or (b) above within sixty (60) days of the casualty, Lessee shall have the option to cancel this Lease by written notice to Lessor.  If Lessor elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but a proportionate reduction of Rent shall be allowed Lessee for such portion of the Premises as shall be rendered inaccessible or unusable to Lessee, and which is not used by Lessee, during the period of time that such portion is unusable or inaccessible and not used by Lessee.  Subject only to the provisions of the foregoing sentence, no damages, compensation or claim shall be payable by Lessor for any inconvenience, any interruption or cessation of Lessee’s business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building or the Property regardless of the cause thereof.  Lessee shall look to its own casualty insurance for protection against business losses and, as a material inducement to Lessor’s entering into this Lease, irrevocably waives and releases any other rights or claims against Lessor.

ARTICLE 13 - EMINENT DOMAIN

Section 13.1                            Permanent Taking - When Lease Can Be Terminated.  If the whole of the Premises, or so much of the Premises as to render the balance unusable by Lessee, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier.  A sale by Lessor under threat of condemnation shall constitute a “taking” for the purpose of this Article.  No award for any partial or entire taking shall be apportioned and Lessee assigns to Lessor all awards which may be made in such taking or condemnation, together with all rights of Lessee to such award, including, without limitation, any award or compensation for the value of all or any part of the leasehold estate created hereby; provided that nothing contained in this Article shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for (a) the taking of Lessee’s Personal Property, or (b) interruption of or damage to Lessee’s business, or (c) Lessee’s unamortized cost of the Lessee improvements to the extent paid for by Lessee; provided further that Lessee’s award shall in no event diminish the award to Lessor.

Section 13.2                            Permanent Taking -When Lease Cannot Be Terminated.  In the event of a partial taking which does not result in a termination of this Lease under Section 13.1, Base Rent and Additional Rent shall be proportionately reduced based on the portion of the Premises rendered unusable, and Lessor shall restore the Premises or the Building to the extent of available condemnation proceeds.

Section 13.3                            Temporary Taking.  No temporary taking of the Premises or any part of the Premises and/or of Lessee’s rights to the Premises or under this Lease shall terminate this Lease or give Lessee any right to any abatement of any payments owed to Lessor pursuant to this Lease; any award made to Lessee by reason of such temporary taking shall belong entirely to Lessee; provided, however, it does not reduce any award to Lessor.

Section 13.4                            Exclusive Remedy.  This Article shall be Lessee’s sole and exclusive remedy in the event of a taking or condemnation.  Upon termination of this Lease pursuant to this Article, Lessee and Lessor hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arose or accrued prior to such termination.

ARTICLE 14 - DEFAULTS

Section 14.1                            Default by Lessee.  Each of the following events shall be an “Event of Default” by Lessee and a material breach of this Lease: (a) Lessee shall fail to make any payment of Base Rent owed by Lessee under this Lease, as and when due, and such failure is not cured within five (5) days following receipt of written notice thereof by Lessee (any such notice shall be in lieu of, and not in addition to, any notice required by law), or Lessee shall fail to make any payment of Rent (other than Base Rent) owed by Lessee under this Lease, as and when due, and such failure is not cured within ten (10) days following receipt of written notice thereof by Lessee; (b) Lessee shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Lessee is obligated to observe or perform, other than that described in subsection (a) above, for a period of thirty (30) days after receipt of written notice by Lessee of said failure; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default under this Lease if Lessee shall commence the cure of such default so specified within said thirty (30) day period and diligently prosecute the same to completion; (c) Lessee shall (i) make any general arrangement or assignment for the benefit of creditors; (ii) become a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be limited to the extent necessary to be effective.

Section 14.2                            Default by Lessor.  Lessor shall not be deemed to be in default in the performance of any obligation required to be performed under this Lease unless Lessor has failed to perform such obligation within thirty (30) days after the receipt of written notice from Lessee specifying in reasonable detail Lessor’s failure to perform; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursue the same to completion.  If Lessor does not cure the default, Lessee may exercise such rights or remedies as shall be provided or permitted under this Lease and by law to recover any damages proximately caused by such default.  Notwithstanding anything to the contrary contained in this Lease, Lessee’s remedy for any breach or default of this Lease by Lessor shall be limited to an action for damages.  Lessee agrees that, in the event that it becomes entitled to receive damages from Lessor, Lessee shall not be allowed to recover from Lessor consequential damages or damages in excess of the out-of-pocket expenditures incurred by Lessee as a result of a default by Lessor.  In any event, Lessor’s liability to Lessee for damages resulting from Lessor’s breach of any provision or provisions of this Lease shall not exceed Lessor’s equity interest in the Building and Lessee shall look solely to Lessor’s estate in the Building and the proceeds thereof for collection.  Lessee hereby waives and relinquishes any right which Lessee may have to terminate this Lease or withhold any payment owed, on account of any damage, condemnation, destruction or state of disrepair of the Premises, except as specifically provided for in Section 8.3, or in Articles 12 or 13 of this Lease.

ARTICLE 15 - LESSOR’S REMEDIES AND RIGHTS

Section 15.1                            Termination of Lease.  In the event of any default by Lessee, Lessor shall have the right, in addition to all other rights available to Lessor under this Lease or now or later permitted by law or equity, to terminate this Lease by providing Lessee with a notice of termination.  Upon termination, Lessor may recover any damages proximately caused by Lessee’s failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Lessor in an effort to mitigate damages, as well as any other damages to which Lessor is entitled to recover under any statute now or later in effect.  Lessor’s damages include the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the Rent loss that the Lessee proves could be reasonably avoided.  Damages to which Lessor is entitled shall bear interest at the Interest Rate set forth herein, or if less, the maximum rate allowed bylaw.

Section 15.2                            Continuation of Lease.  Lessee acknowledges that in the event Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease.  Acts of maintenance or preservation or efforts to re-let the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor’s interest under this Lease shall not constitute a termination of Lessee’s right to possession.

Section 15.3                            Right of Entry.  In the event of any Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Lessee’s sole cost and expense for at least thirty (30) days, and after such thirty (30) day period, Lessor shall have the right to discard or otherwise dispose of such property without liability therefor to Lessee or any other person.  No removal by Lessor of any persons or property in the Premises shall constitute an election to terminate this Lease.  Such an election to terminate may only be made by Lessor in writing, or decreed by a court of competent jurisdiction.  Lessor’s right of entry shall include the right to remodel the Premises and re-let the Premises.  All costs incurred in such entry and re-letting shall be paid by Lessee.  Rents collected by Lessor from any other tenant which occupies the Premises shall be offset against the amounts owed to Lessor by Lessee.  Lessee shall be responsible for any amounts not recovered by Lessor from any other tenant which occupies the Premises.  Any payments made by Lessee shall be credited to the amounts owed by Lessee in the sole order and discretion of Lessor, irrespective of any designation or request by Lessee.  No entry by Lessor shall prevent Lessor from later terminating this Lease by written notice.

Section 15.4                            No Redemption.  Lessee hereby waives, for itself and all persons claiming by and under Lessee, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

Section 15.5                            Right to Perform.  If Lessee fails to perform any covenant or condition to be performed by Lessee, Lessor may perform such covenant or condition at its option, after notice to Lessee (except in the case of an emergency, where no notice shall be required).  All costs incurred by Lessor in so performing shall immediately be reimbursed to Lessor by Lessee, together with interest at the rate of 10% computed from the due date.  Any performance by Lessor of Lessee’s obligations shall not waive or cure such default.  All costs and expenses incurred by Lessor, including reasonable attorneys’ fees (whether or not legal proceedings are instituted), in collecting Rent or enforcing the obligations of Lessee under this Lease shall be paid by Lessee to Lessor upon demand.

Section 15.6                            Cumulative Remedies.  No remedy or election provided, allowed or given by any provision of this Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or in equity.

ARTICLE 16 - SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

Section 16.1                            Obligations of Lessee.  This Lease and the rights granted to Lessee by this Lease are and shall be subject and subordinate at all times to (a) all ground or underlying leases affecting all or any part of the Property now or later existing and all amendments, renewals, modifications, supplements and extensions of this Lease, and (b) all deeds of trust or mortgages now or later affecting or encumbering all or any part of the Property and/or any ground or underlying leasehold estate; provided, however, that if Lessor elects at any time to have Lessee’s interest in this Lease be or become superior, senior or prior to any such instrument, then upon receipt by Lessee of written notice of such election, this Lease shall be superior, senior and/or prior to such instrument.  On request, Lessee shall execute all instruments and other documents required or desired by any lender or lessor confirming the subordination and/or superiority, as applicable, of this Lease.

Section 16.2                            Lessor’s Right to Assign.  Lessor shall have the right to sell, encumber, convey, transfer, and/or assign any and all of its rights and obligations under this Lease, including but not limited to assignment to any mortgagee or trust deed beneficiary as additional security.  Nothing in this Lease shall empower Lessee to do any act without Lessor’s prior written consent which may encumber the title of the owner as to any part of the Property.

Section 16.3                            Attornment by Lessee.  In the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Property in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering all or any part of the Property by trustee’s sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Lessee, at the request of the then landlord under this Lease, shall attorn to and recognize (a) the ground or underlying lessor under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Lessee’s landlord under this Lease, and Lessee agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser, or their successors, any and all instruments to further evidence such attornment.  Lessee hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such cancellation or termination of such ground or underlying lease or foreclosure of any mortgage or deed of trust.

Section 16.4                            Estoppel Certificates.  Lessee shall, at any time and from time to time upon request of Lessor, within ten (10) days following request from Lessor, execute, acknowledge and deliver to Lessor a certificate (“Estoppel Certificate”) in writing in such form as Lessor or any of its lenders, prospective purchasers, lienholders or assignees may reasonably deem appropriate.  Lessee’s failure to deliver the Estoppel Certificate within this ten (10) day period shall constitute an Event of Default; provided, however, Lessor shall not be entitled to terminate this Lease, unless Lessor was actually harmed by the failure to deliver such item in a timely manner.

Section 16.5                            Sale By Lessor.  In the event Lessor shall sell, assign, convey or transfer (collectively a “conveyance”) all or any part of its interest in the Property, Lessee hereby attorns to such transferee (the “New Owner”), and upon consummation of such conveyance, Lessor shall automatically be freed and relieved from all liability and obligations accruing under this Lease or to be performed from and after the date of such conveyance on the condition that the New Owner assumes in writing Lessor’s obligation under this Lease.  In the event of such conveyance, Lessor shall also transfer the balance of the Security Deposit, if any, to the New Owner, and Lessor shall thereupon be relieved of all liability with respect to the Security Deposit.

ARTICLE 17 - RULES AND REGULATIONS

Lessee shall faithfully observe and comply with the rules and regulations pertaining to the Property (“Rules”), a copy of which are attached as Exhibit ”E,” and all reasonable modifications and additions to the Rules from time to time put into effect by Lessor; provided, however, that no modifications or additions to the Rules shall materially interfere with or adversely affect the Permitted Use of the Premises or Lessee’s rights under this Lease.  Lessor shall generally promulgate and enforce the Rules in a non-discriminatory manner, subject to exceptions as appropriate for separate uses permitted and/or special arrangements made for separate tenants (e.g., some tenants may be granted reserved parking, others may be prohibited from parking in reserved spaces).  In no event shall Lessor be responsible to Lessee for the nonperformance of any of the Rules by any other occupant or tenant of the Property.

ARTICLE 18 - HOLDING OVER

Lessee shall surrender possession of the Premises immediately upon the expiration of the Term or termination of this Lease.  If Lessee shall continue to occupy or possess the Premises after such expiration or termination, then unless Lessor and Lessee have otherwise agreed in writing, Lessee shall be deemed to be a trespasser.  Notwithstanding such status, all of the terms, provisions and conditions of this Lease shall apply to Lessee’s holdover occupancy except those terms, provisions and conditions pertaining to the Term, and except that the Base Rent shall be immediately adjusted upward upon the expiration or termination of this Lease to one hundred fifty percent (150%) of the Base Rent for the Premises in effect immediately prior to the expiration or termination of this Lease.  This holdover occupancy may be terminated by Lessor upon ten (10) days’ prior notice to Lessee.  In the event that Lessee fails to surrender the Premises upon such termination or expiration, then Lessee shall indemnify, defend and hold Lessor harmless against all loss or liability resulting from or arising out of Lessee’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys’ fees and brokerage commissions.  No payment of money by Lessee to Lessor after the termination of this Lease by Lessor, or after the giving of any notice of termination to Lessee by Lessor which Lessor is entitled to give Lessee under this Lease, shall reinstate, continue or extend the Term of this Lease or shall affect any such notice given to Lessee prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Lessor to obtain possession of the Premises, Lessor may receive and collect when due any and all payments owed by Lessee under this Lease, and otherwise exercise any and all of its rights and remedies.  The making of any such payments by Lessee or acceptance of same by Lessor shall not waive such notice of termination, or in any manner affect any pending suit or judgment obtained.

ARTICLE 19 – MISCELLANEOUS

Section 19.1                            Attorney’s Fees.  If either Lessor or Lessee commences or engages in, or threatens to commence or engage in, any action, litigation or arbitration (“legal action”) against the other party arising out of or in connection with this Lease, the Premises, the Building or the Property, including, but not limited to, any action for recovery of any payment owed by either party under this Lease, or to recover possession of the Premises, or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and other costs incurred in connection with said legal action and in preparation for said legal action.  If Lessor becomes involved in any legal action, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Lessee or Lessee’s Employees, Lessee agrees to pay Lessor’s reasonable attorneys’ fees and other costs incurred in connection with said action.

Section 19.2                            Authorization to Sign Lease.  Each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with a duly adopted resolution of Lessee’s Board of Directors, and Lessee warrants and represents that this Lease is binding upon Lessee in accordance with its terms.  Lessee shall, concurrently with its execution of this Lease, deliver to Lessor upon its request a certified copy of a resolution of its Board of Directors authorizing the execution of this Lease.  Lessor represents and warrants to Lessee that Lessor has the requisite interest and authority to enter into this Lease, that each individual executing this Lease on behalf of Lessor has been duly authorized to do so, and that this Lease is binding upon Lessor in accordance with its terms.

Section 19.3                            Brokers.  Lessor and Lessee each hereby represent and warrant to the other that it has not engaged or dealt with any real estate brokers, salespersons, finders or other persons entitled to any compensation relating to this Lease, other than those listed in Section 1.1.  If a party’s representation and warranty contained in this Section is inaccurate, then such party hereby agrees to indemnify, defend and hold the other harmless from and against any and all liabilities, costs and expenses (including, without limitation, attorneys’ fees) incurred by such other party in connection with the claims of any brokers, salespersons, finders or other persons not listed in Section 1.1.  Lessor shall pay the commissions or fees of the persons listed in Section 1.1 pursuant to the terms of a separate written agreement.

Section 19.4                            Confidentiality.  n/a - intentionally deleted.

Section 19.5                            Covenants, Conditions and Standards.  (a) All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions; (b) Unless this Lease provides for a contrary standard, whenever in this Lease the consent or approval of the Lessor or Lessee is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed (except, however, with respect to any Lessor consent, for matters which could possibly have an adverse effect on the Building’s mechanical, life safety, HVAC, ventilation, electrical systems, or structural integrity, or which could affect the exterior appearance of the Building, Lessor may withhold such consent or approval in its sole discretion, provided Lessor shall act in good faith in the exercise of such discretion).

Section 19.6                            Exhibits.  All Exhibits, and any Riders, which are attached to this Lease are hereby incorporated by this reference and made a part of this Lease.

Section 19.7                            Force Majeure.  A party shall not be chargeable with, liable for, or responsible to the other party for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause which is beyond the reasonable control of the party charged with performance; and any such failure or delay due to said causes shall not be deemed a breach or default by such party.  The foregoing shall not apply with respect to the obligations of any party to make payment to the other.

Section 19.8                            Gender, Definitions and Headings.  The words “Lessor” and “Lessee” as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Lessor or Lessee by their respective employees, agents or authorized representatives.  Words in masculine or neuter gender include the masculine, feminine and neuter.  If there is more than one person constituting Lessee, the obligations hereunder imposed upon such persons constituting Lessee shall be joint and several.  The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.  Except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto.  Any reference to the word “persons” shall, when appropriate, be deemed to include a corporation, any entity, individual, partnership, limited liability company, joint venture, trust and/or association, etc.

Section 19.9                            Governing Law.  This Lease shall be governed by and construed pursuant to the laws of the State of Kansas.

Section 19.10                     Hazardous Materials.  Lessor represents that, to the best of Lessor’s knowledge, except for cleaning solvents, de-icing supplies, typical office and Building maintenance supplies, etc., there are presently no biologically or chemically active or other hazardous substances or materials, the use, storage or disposal of which is regulated by statute (collectively, “Hazardous Materials”) on, under, above or about the Premises or the Property except as is typical for the Permitted Use.  Lessee shall not (either with or without negligence) cause or permit the escape, disposal or release of any Hazardous Materials.  Lessee shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Property any such materials or substances except supplies used in the ordinary course of Lessee’s business, and then only after written notice is given to Lessor of the identity of such substances or materials (i.e., those that are not typical for general office use).  Without limitation, the term “Hazardous Materials” shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 6901, et seq., any applicable state or local laws, and the regulations adopted under these acts.  If any lender or governmental agency shall in good faith ever require testing to ascertain whether or not there has been any release of Hazardous Materials by Lessee, then the reasonable costs thereof shall be reimbursed by Lessee to Lessor upon demand as additional rent if such requirement applies to the Premises.  In addition, Lessee shall execute affidavits, representations and the like from time to time at Lessor’s reasonable request concerning Lessee’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises.  In all events, Lessee shall indemnify Lessor and Lessor’s Employees in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises or the Property, or elsewhere, if caused by Lessee, Lessee’s Employees or persons acting under Lessee.  These covenants shall survive expiration and termination of this Lease.

Section 19.11                     Inspections and Access.  Lessor may enter the Premises at all reasonable hours by means of a master key or otherwise, for any reasonable purpose.  Lessor shall give Lessee reasonable advance (written and/or telephonic) notice of Lessor’s intention to enter the Premises, except for (a) routine access (i.e., the routine rendering of janitorial services, etc.); (b) access in response to Lessee initiated maintenance calls; and/or (c) emergency access (it being understood that access for each of (a) through (c) will not require advance notice).  If Lessee shall not be personally present to open and permit an entry into the Premises at any time when such entry by Lessor is necessary or permitted under this Lease, Lessor may enter by means of a master key without liability to Lessee except for any failure to exercise due care for Lessee’s personal property, and without affecting this Lease.  Lessor shall endeavor in good faith to minimize disturbance to or interference with Lessee or Lessee’s business.

Section 19.12                     Name of Building.  Lessee shall not use any name, insignia or logotype of the Building or the Property or any picture of the Building or the Property in its advertising, stationery or any other manner.  Lessor expressly reserves the right, in Lessor’s discretion, to change the name, insignia, or logotype of the Building or the Property without in any manner being liable to Lessee.

Section 19.13                     No Offer.  The submission of this Lease to Lessee shall not be deemed an offer to lease the Premises to Lessee.  This Lease shall only become binding upon Lessor and Lessee when it is fully executed and a fully-executed original is delivered by Lessor to Lessee.

Section 19.14                     Notices.  All notices, requests, consents, approvals, payments in connection with this Lease, or communications that either party desires or is required or permitted to give or make to the other party, shall be given in writing and shall be deemed received upon the date of: (a) receipt, when personally served; (b) delivery, when delivered by a nationally recognized courier service, or (c) receipt or first attempted delivery in the case of refusal to accept delivery or inability to deliver due to failure of the recipient party to maintain a current address for receipt of notices, when deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, to the respective addresses of Lessee or Lessor as set forth in Section 1.1, above.  Lessor or Lessee may from time to time designate other addresses for notice purposes by written notice to the other in accordance herewith.

Section 19.15                     Parking.  Lessor shall maintain an unsecured open air automobile parking lot (“Parking Facilities”) adjacent to the Building.  Lessee’s privileges during the term hereof with respect to the Parking Facilities shall be in accordance with the provisions of the attached Exhibit “F.”

Section 19.16                     Recordation.  Neither this Lease nor any abstract hereof shall be recorded by Lessee.

Section 19.17                     Severability.  The illegality, invalidity or un-enforceability of any term, condition, or provision of this Lease shall in no way impair or invalidate any other term, provision or condition of this Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

Section 19.18                     Time is of the Essence.  Time shall be of the essence for each of the provisions hereof.

Section 19.19                     Waiver.  The waiver by Lessor or Lessee of any term, covenant, agreement, provision or condition (collectively “Obligation(s)”) contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other Obligation, nor shall any failure to enforce compliance with any or all of the Obligations of this Lease (except as expressly provided in this Lease), or any custom or practice which may develop between the parties in the administration of this Lease, be construed to waive or lessen the right of Lessor or Lessee to insist upon the performance by the other in strict accordance with all of the Obligations and provisions of this Lease.  The subsequent acceptance by Lessor of any payment owed by Lessee to Lessor under this Lease shall not be deemed to be a waiver of any preceding breach by Lessee of any obligation or provision of this Lease, other than the failure of Lessee to make the specific payment so accepted by Lessor, regardless of Lessor’s or Lessee’s knowledge of such preceding breach at the time of the making or acceptance of such payment.

Section 19.20                     Entire Agreement.  This Lease, taken together with the Exhibits attached hereto, constitutes the entire agreement of the parties respecting the Premises and all other matters covered or mentioned in this Lease, and supersedes all prior oral or written negotiations, agreements or understandings with respect thereto.  This Lease may not be amended except by an instrument in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the date first set forth above.

LESSOR:		LESSEE:

King Street Properties, L.L.C.,		ICOP Digital, Inc.,
a Kansas limited liability company		a Nevada corporation

By:	/s/ Paul P Denzer	By:	/s/ David C. Owen
	Paul P. Denzer, its Manager		David C. Owen, its Chairman and CFO

EXHIBIT “A”

FLOOR PLAN OF BUILDING
(Showing Approximate Location of Premises)

Re:                               Lease dated June 4, 2003 (the “Lease”) between King Street Properties, L.L.C., a Kansas limited liability company (as “Lessor”), and ICOP Digital, Inc., a Nevada corporation (as “Lessee”), pertaining to Suite 260 (the “Premises”), located at 11011 King Street, Overland Park, Kansas.

EXHIBIT “B”

NOTICE OF COMMENCEMENT DATE

Re:                               Lease dated June 4, 2003 (the “Lease”) between King Street Properties, L.L.C., a Kansas limited liability company (as “Lessor”), and ICOP Digital, Inc., a Nevada corporation (as “Lessee”), pertaining to Suite 260 (the “Premises”), located at 11011 King Street, Overland Park, Kansas.

Gentlemen:

In accordance with the subject Lease, we wish to confirm the following:

1.  That the Premises have been accepted herewith by the Lessee as being substantially complete in accordance with the subject Lease, and that there is no deficiency in construction.

2.  That the Lessee has accepted and assumed possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the Term of said Lease commenced as of June 1, 2003, for a term of forty-three (43) months, ending on December 31, 2006.

3.  That in accordance with the subject Lease, rental shall commence and be payable in full as of June 1, 2003.

4.  Rent is due and payable in advance on the first day of each and every month during the term of said Lease.

LESSOR:		LESSEE:

King Street Properties, L.L.C.,		ICOP Digital, Inc.,
a Kansas limited liability company		a Nevada corporation

By:	/s/ Paul P Denzer	By:	/s/ David C. Owen
	Paul P. Denzer, its Manager		David C. Owen, its Chairman and CFO

EXHIBIT “C”

CONSTRUCTION WORK MEMORANDUM

Re:                               Lease dated June 4, 2003 (the “Lease”) between King Street Properties, L.L.C., a Kansas limited liability company (as “Lessor”), and ICOP Digital, Inc., a Nevada corporation (as “Lessee”), pertaining to Suite 260 (the “Premises”), located at 11011 King Street, Overland Park, Kansas.

This Construction Work Memorandum supplements the Lease.  The terms used herein shall have the same meanings as set forth in the Lease, unless such meanings are expressly contradicted herein.  In addition, all rights and remedies of Lessor and Lessee under the Lease shall apply in the event of a default in any of the provisions of this Agreement, and this Agreement is hereby made a part of the Lease.

Lessee accepts the Premises in its “AS IS” “WHERE IS” condition and configuration on the effective date of the Lease.

Notwithstanding the above, as an element of this Lease (see Section 1.1(u)), Lessor will provide Lessee an improvement and remodeling allowance of $10,000.00 (the “T/I Allowance”), to be utilized by Lessee help cover the cost of remodeling work in the Premises.  Remodeling work in the Premises shall generally be subject to the provisions of Article 7 of the Lease (pertaining to Alteration, Additions and Construction Work in the Premises).  All remodeling shall be subject to Lessor’s prior written consent, which shall not be unreasonably withheld.  Lessee shall be responsible for and shall pay for any and all costs of making improvements in and/or remodeling the Premises (including but not limited to architectural fees, permit fees, construction costs, etc.), subject only to Lessor’s contribution of the foregoing T/I Allowance.  The parties acknowledge that Lessee shall have possession and occupy and be in control of the Premises during the course of any such remodeling work.  All such work shall be coordinated by or through Lessor and/or contractors specifically approved by or engaged by Lessor on Lessee’s behalf.

EXHIBIT “D”

BUILDING STANDARD SERVICES AND UTILITIES

Re:                               Lease dated June 4, 2003 (the “Lease”) between King Street Properties, L.L.C., a Kansas limited liability company (as “Lessor”), and ICOP Digital, Inc., a Nevada corporation (as “Lessee”), pertaining to Suite 260 (the “Premises”), located at 11011 King Street, Overland Park, Kansas.

The furnishing of building services and utilities to Lessee shall be accomplished in accordance with and subject to the terms and conditions set forth in this Exhibit “D” and elsewhere in this Lease.  Lessor reserves the right to adopt from time to time such reasonable modifications and additions hereto as Lessor may deem appropriate, provided that such modifications and additions shall not materially reduce the scope or quality of services.  In addition, all standard building services shall be rendered in a manner that is consistent with comparable class office buildings in relevant proximity to the Property.

1.                                       So long as no Event of Default by Lessee exists under the Lease, Lessor shall, during Normal Hours as set forth in Section 1.1 of the Lease, provide the following standard building services:  (a) elevator service; (b) Heating, ventilating, and air conditioning (“HVAC”) when and at such temperatures, in the reasonable judgment of Lessor, may be required for the comfortable occupancy of the Premises for general office purposes (subject, however, to any Governmental Requirements); provided, Lessor shall provide HVAC service after Normal Hours cost upon request by Lessee by 3:00 p.m. of the day before such service is required.  Lessor may establish a reasonable minimum time block for the provision of such Additional Services and may charge Lessee for such services at a commercially reasonable rate (initially to be a three hour minimum charged at $25.00 per hour).  Lessor shall not be responsible for any room temperatures if Lessee’s lighting and receptacle loads exceed those listed in Paragraph 1(c) of this Exhibit, or if the Premises are used for other than general office purposes; (c) Electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, photocopy machines and desk top computers incidental to the conduct of normal general office business, which use 110/220-volt electric power, not to exceed the reasonable capacity of building standard office lighting and receptacles, and not in excess of limits imposed by any Governmental Requirements.  Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid use or extend beyond Normal Hours, to reimburse Lessor for the excess utilities as provided hereinabove and in Article 8 of this Lease; (d) Reasonably necessary amounts of water for rest rooms and drinking furnished by Lessor; (e) Janitorial services to the Premises five days per week (except state and/or federal holidays), pursuant to a commercially reasonable schedule, and in general accordance with the cleaning specifications for comparable class office buildings in relevant proximity to the Property, provided the Premises are used exclusively in accordance with Section 1.1 and Article 6 of this Lease, and are kept reasonably in order by Lessee.  Lessee shall pay to Lessor the cost of removal of any of Lessee’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office purposes.  Lessor shall not be responsible or liable for any act or omission or commission on the part of the persons employed to perform said janitorial services, and said janitorial services shall be performed at Lessor’s direction without interference by Lessee or Lessee’s Employees.

2.                                       Lessor shall be responsible for and shall have the exclusive right to make any replacement of the office standard electric light bulbs, tubes and ballasts in the Premises, throughout the Term (Tenant shall be responsible for maintenance of any specialty or equipment lighting installed in the Premises).  The Lessor may, at Lessor’s sole discretion, adopt a system of relamping and reballasting periodically on a group basis in accordance with good practice.

3.                                       No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building’s HVAC, electrical or plumbing systems be made which could possibly adversely affect the Building or such systems without the prior written consent of Lessor, which consent shall be subject to Lessor’s sole and reasonable discretion.  Lessor reserves the right to designate and/or approve the contractor to be used by Lessee.  Any permitted installations shall be made under Lessor’s supervision.  Lessee shall pay any additional cost on account of any increased support to the floor or roof load for any Lessee required installation and/or additional equipment required for such installations, and such installations shall otherwise be made in accordance with Article 7 of this Lease.

4.                                       Lessor shall not provide the Premises with reception outlets or television or radio antennas for television or radio broadcast or reception, and Lessee shall not install any such equipment without the prior written consent of Lessor, which consent can be withheld in Lessor’s sole and absolute discretion.

5.                                       Lessee shall not, without the prior written consent of Lessor, use any apparatus, machine or device in the Premises, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

6.                                       Lessee shall separately arrange with the applicable local public authorities, utility companies and telephone companies, as the case may be, for the furnishing of, and payment of, all telephone services as may be required by Lessee in the use of the Premises; provided, however, that Lessee shall neither bear the cost of nor be responsible for installation of the telephone wiring stubbed to the telephone room.  Lessee shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority, telephone company or utility, and the failure of Lessee to obtain or to continue to receive such services for any reason whatsoever shall not relieve Lessee of any of its obligations under this Lease nor constitute a breach of this Lease by Lessor.

7.                                       Lessee agrees to cooperate fully at all times with Lessor to assure, and to abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of the Building’s HVAC, electrical, security (if any), and plumbing systems.

EXHIBIT “E”

RULES AND REGULATIONS

Re:                               Lease dated June 4, 2003 (the “Lease”) between King Street Properties, L.L.C., a Kansas limited liability company (as “Lessor”), and ICOP Digital, Inc., a Nevada corporation (as “Lessee”), pertaining to Suite 260 (the “Premises”), located at 11011 King Street, Overland Park, Kansas.

1.                                       The sidewalks, entrances, exits, passages, parking areas, courts, elevators, vestibules, stairways, corridors, terraces, lobbies or halls shall not be obstructed or used for any purpose other than ingress and egress.  The halls, passages, entrances, exits, elevators and stairways are not for the use of the general public, and Lessor shall retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Lessor, is deemed to be prejudicial to the safety, character, reputation and interests of the Building and its tenants.  Lessee shall not go up on the roof of the Building.

2.                                       No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window of the Premises, other than Lessor’s standard window covering, without Lessor’s prior consent.  Neither the interior nor exterior of any windows shall be coated or otherwise sun-screened without consent of Lessor.

3.                                       No signs, pictures, placards, etc., shall be installed, displayed, placed or affixed by Lessee on any part of the exterior of the Premises, the Building or the Property, or the interior of the Premises, which is visible from the exterior of the Premises, without the prior written consent of Lessor.  In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred in such removal to the Lessee violating this rule.  Interior signs on doors shall be inscribed, painted or affixed for each Lessee by the Lessor at such Lessee’s expense, and shall be of a size, color and style acceptable to the Lessor.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Lessor’s building standard sign on the corridor door, applied and installed by Lessor.

4.                                       The Building directory will be provided exclusively for the display of the name and location of tenants of the Building and Lessor reserves the right to exclude any other names therefrom.  Lessee’s name shall be initially added to the Building directory with out charge.  Any future changes or additional name(s) which Lessee shall desire to have placed on the Building directory must first be approved in writing by Lessor and paid for by the Lessee.

5.                                       Lessee shall not drill into, or in any way deface any part of the Premises, provided that Lessee may affix artwork and normal office decor to the walls inside the Premises.  No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Lessor.

6.                                       No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Premises or the Building, and no cooking shall be done or permitted by Lessee on the Premises, except that the preparation of coffee, tea, hot chocolate and other similarly brewable or microwavable items for Lessee shall be permitted; provided, however, that the power required shall not exceed that amount which can be provided by a 30-amp circuit.  Lessee shall not cause or permit any unusual or objectionable odors to be produced or to permeate the Premises or the Building.

7.                                       The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for the Permitted Use.  Lessee shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist or for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber or manicure shop, beauty or hair salon, or as an employment bureau, or as a travel agency, without the prior written consent of Lessor.  Lessee shall not sell or permit the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on its Premises.  Lessee shall not advertise for laborers giving an address at its Premises.  The Premises shall not be used for lodging or sleeping or for any illegal purposes.

8.                                       Lessee shall not make, or permit to be made, any noises which disturb other occupants of the Building, whether by the use of any musical instrument, radio, television, phonograph, screening room, loud, unusual or disruptive noise, or in any other way.  No Lessee shall use, keep or permit to be used any foul or noxious gas or substance in, on or about the Premises.

9.                                       Lessee shall not at any time bring or keep within the Premises or the Building any flammable, combustible or explosive fluid, chemical substance, or material.  Electric space heaters shall not be used at any time by Lessee.

10.                                 No new or additional locks or bolts of any kind shall be placed upon any of the doors by Lessee, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written consent of Lessor.  If Lessor consents in writing to such a lock change, Lessee must furnish Lessor with a key. Lessee must, upon the termination of its tenancy, give, return, and restore to Lessor all keys of stores, offices, vaults, and toilet rooms, either furnished to, or otherwise procured by Lessee, and in the event at any time of any loss of keys so furnished, Lessee shall pay to Lessor the cost of replacing the same or of changing the lock or locks opened by such lost key if Lessor shall deem it necessary to make such changes.

11.                                 Furniture, freight, over-sized or non-routine packages, equipment, safes, bulky matter or supplies of any description shall be moved in or out of the Building only after Lessor has been furnished with prior notice and approved thereof in writing and only during such hours and in such manner as may be prescribed by the Lessor from time to time.  The scheduling and manner of all Lessee move-ins and move-outs shall be subject to the reasonable discretion and approval of Lessor, and said move-ins and move-outs shall only take place at such times as Lessor may reasonably designate.  In the event Lessee’s movers damage the elevator or any other part of the Property, Lessee shall promptly pay to Lessor the amount required to repair said damage.  The moving of safes or other fixtures or bulky or heavy matter of any kind must be done under the Lessor’s supervision, and the person employed by any Lessee for such work must be reasonably acceptable to Lessor, but such persons shall not be deemed to be agents or servants of the Lessor, and Lessee shall be responsible for all acts of such persons.  The Lessor reserves the right to inspect all safes, freight or other bulky or heavy articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky or heavy articles which violate any of these Rules or the Lease of which these Rules are a part.  The Lessor reserves the right to determine the location and position of all safes, freight, furniture or bulky or heavy matter brought onto the Premises, and Lessor shall have the right to require that same be placed upon supports approved in writing by Lessor to distribute the weight.

12.                                 No furniture shall be placed in front of the Building, or in any lobby or corridor or balcony, without the prior written consent of Lessor.  Lessor shall have the right to remove all non-permitted furniture, without notice to Lessee, and at the expense of Lessee.

13.                                 Lessee shall not purchase water, ice, towel, janitorial, maintenance, or other like services, from any person or persons not reasonably approved in writing by Lessor.  No Lessee shall obtain or purchase food or beverages on the Property from any vendor or supplier except at hours and under regulations reasonably established by Lessor.

14.                                 Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday, and at all hours on Saturday, Sunday, state and/or federal holidays, all persons who are not authorized by Lessee.  Such authorization shall be in accordance with procedures established by Lessor in its sole and reasonable discretion.  Lessee shall be responsible for all persons whom it causes to be present in the Building and shall be liable to Lessor for all acts of such persons.  In the case of invasion, riot, public excitement, act of God, or other circumstance rendering such action advisable in Lessor’s reasonable determination, Lessor reserves the right to prevent access of all persons, including Lessee, to the Building during the continuance of the same by such actions as Lessor may deem appropriate, including the closing and locking of doors.

15.                                 Any persons employed by Lessee to do any work in or about the Premises shall, while in the Building and outside of the Premises, be subject to and under the control and direction of Lessee and Lessee shall be responsible for all acts of such persons.

16.                                 All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.  All doors leading to equipment and utility rooms shall be kept closed.

17.                                 Canvassing, soliciting and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same.

18.                                 All office equipment of any electrical nature (other than that office equipment which is typically used in normal office uses and which does not cause excessive vibration, noise or annoyance) shall be placed by Lessee in the Premises in settings and locations approved in writing by Lessor, to absorb or prevent any vibration, noise or annoyance.

19.                                 No air conditioning or heating units or other similar apparatus shall be installed or used by Lessee without the prior written consent of Lessor, which consent will not be unreasonably withheld.

20.                                 Lessee shall faithfully observe and comply with the terms of any and all covenants, conditions and restrictions recorded against the Property (none currently applicable).  Lessor agrees that the adoption of any covenants, conditions and restrictions against the Property after the effective date of this Lease shall not materially adversely affect Lessee’s use and enjoyment of the Premises or Lessee’s rights under the Lease.

21.                                 Rest rooms and other water fixtures shall not be used for any purpose other than that which the same are intended, and any damage resulting to the same from misuse on the part of Lessee shall be paid for by Lessee.  Lessee shall be responsible for causing all water faucets, water apparatus and utilities (other than security lighting and equipment that must be powered on a continuous basis) within the Premises to be shut off before such Lessee leaves the Premises each day, and Lessee shall be liable for any waste or damage sustained as a result of Lessee’s failure to perform said duty.

EXHIBIT “F”

PARKING FACILITIES RULES and PRIVILEGES

Re:                               Lease dated June 4, 2003 (the “Lease”‘) between King Street Properties, L.L.C., a Kansas limited liability company (as “Lessor”) and ICOP Digital, Inc., a Nevada corporation (as “Lessee”), pertaining to Suite 260 (the “Premises”), located at 11011 King Street, Overland Park, Kansas.

So long as the Lease to which this Exhibit is attached remains in effect and Lessee is not in default thereunder, Lessee and Lessee’s designated employees and invited guests shall be entitled, during the term of the Lease, to parking privileges for up to twelve (12) automobiles in the aggregate.  A condition of any parking shall be compliance by all parkers with parking rules and regulations and all modifications and additions thereto from time to time established by Lessor (or Lessor’s operator) in their sole discretion, including any sticker or other identification system established by Lessor (or Lessor’s operator).  Lessor (and Lessor’s operator) shall not be responsible to Lessee for the non-performance of any of said rules and regulations by any other parker.  The rules and regulations for the Parking Facilities are as follows:

RULES AND REGULATIONS

1.                                       Parking hours shall generally coincide with regular business hours as described in the Lease - no overnight parking is allowed.

2.                                       Automobiles must be parked entirely within the stall lines on the pavement.

3.                                       All directional signs and arrows must be observed.

4.                                       The speed limit shall be 5 miles per hour.

5.                                       Parking is prohibited in areas not striped for parking.  Additionally, Lessor may establish reserved parking spaces for the benefit of any one or more Lessees of the Property and/or their employees, in Lessor’s sole discretion.  Only the Lessee and/or its employees who are expressly authorized to park in such reserved spaces shall be allowed to park in reserved spaces, and then only in the reserved space(s) specifically designated for that person’s vehicle by Lessor.  All others shall be prohibited from parking in reserved spaces.

6.                                       Parking stickers or any other device or form of identification supplied by Lessor (if any) shall remain the property of Lessor.  Such parking identification device must be displayed as required.

7.                                       Lessor may refuse to permit any person who violates the within rules to park in the parking area, and any violation of the rules shall subject the automobile to removal from the parking area at the parker’s expense.

8.                                       Every parker is required to park and lock his/her own automobile.  All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

9.                                       Loss or theft from automobiles must be reported to the Lessor immediately, and a lost or stolen report must be filed by the parker at that time.

10.                                 The Parking Facilities are for the sole purpose of parking one (1) automobile per space.  Washing, waxing, cleaning or servicing of any vehicle by the parker of his/her agents is prohibited, except by persons expressly authorized in writing to do so in advance by Lessor.

11.                                 Lessor reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Lessee and/or its employees who refuse to comply with the above Rules and Regulations and all city, state or federal ordinances, laws or agreements.

12.                                 Lessee agrees to acquaint all employees with these Rules and Regulations.

RIDER “1”

GUARANTEE

Re:                               Lease dated June 4, 2003 (the “Lease”) between King Street Properties, L.L.C., a Kansas limited liability company (as “Lessor”), and ICOP Digital, Inc., a Nevada corporation (as “Lessee”), pertaining to Suite 260 (the “Premises”), located at 11011 King Street, Overland Park, Kansas.

The undersigned (“Guarantor”), in consideration of the leasing of the Premises described in the attached Lease to the Lessee therein mentioned, does hereby absolutely, unconditionally and irrevocably, guarantee to the Lessor the full and complete performance of all of Lessee’s covenants and obligations under the Lease and the full payment by Lessee of all rentals, additional rentals and other charges and amounts required to be paid thereunder.

The undersigned hereby waives all requirements of notice of the acceptance of this Guarantee and all requirements of notice of breach or non-performance by Lessee.  The undersigned further waive any demand by Lessor and/or prior action by Lessor of any nature whatsoever against Lessee.  The undersigned’s obligations hereunder shall remain fully binding although Lessor may have waived one or more defaults by Lessee, extended the time of performance by Lessee, modified or amended the Lease, released, returned or misapplied other collateral given later as additional security (including other guarantees) and released Lessee from the performance of its obligations under such Lease.

The undersigned agrees that in the event of insolvency, bankruptcy, or reorganization of Lessee, any liquidation, dissolution, winding-up or cancellation of the legal status of Lessee, any composition or arrangement by Lessee with its creditors, and irrespective of any rejection, assignment or termination of the Lease or any of the terms and conditions thereof by Lessee or any trustee of Lessee in connection with any petition for bankruptcy or reorganization filed by Lessee under the Bankruptcy Code or any other applicable federal or state laws, the undersigned shall nonetheless remain liable hereunder for the full and complete performance of the terms and conditions of the Lease to be complied with or performed by Lessee during the entire Lease Term designated in the Lease.

The undersigned further agrees that liability hereunder shall be primary, and that in any right to action which shall accrue to Lessor under the Lease, Lessor may, at its option, proceed against the undersigned and Lessee, jointly and severally, and may proceed against the undersigned without having commenced any action or having obtained any judgement against Lessee.

The undersigned will pay upon demand the reasonable attorney’s fees and costs incurred by Lessor in connection with the enforcement of this Guarantee.

This Guarantee shall be binding upon the undersigned and the successors, successors in interest, heirs, representatives and assigns of the undersigned, and shall continue in effect subsequent to any assignment of the Lease by Lessee or by operation of law.

Notwithstanding anything herein to the contrary, the parties agree that the maximum recovery which Lessor may collect from Guarantor pursuant to this Guarantee shall be capped at Twenty-Five Thousand Dollars ($25,000.00), and Lessor will limit any recovery from Guarantor to that sum (provided this cap shall not limit any recovery from Lessee).

IN WITNESS WHEREOF, to induce the Lessor to enter into the Lease, the undersigned has signed and delivered this Guaranty to be effective as of June 4, 2003.

/s/ David C. Owen
David C. Owen